Exhibit 99.1

On May 27, 2008, Ronald S. Lauder ("RSL") sold 152,746 shares of Class A Common Stock at an average sale price of $47.0336.
The information regarding the shares sold that day at each price appears in the two columns below:

$46.9400 	   400
$46.9500 	 5,470
$46.9550 	   878
$46.9600 	 3,900
$46.9650 	 1,000
$46.9700 	 1,600
$46.9750 	   900
$46.9800 	10,167
$46.9850 	    30
$46.9900 	 4,200
$47.0000 	 7,310
$47.0050 	 4,190
$47.0100 	 8,600
$47.0150 	 3,500
$47.0200 	 8,600
$47.0300 	 3,300
$47.0320 	   200
$47.0350 	   800
$47.0400 	 5,667
$47.0475 	   200
$47.0500 	 3,801
$47.0510 	   200
$47.0550 	   300
$47.0575 	   200
$47.0600 	45,333
$47.0650 	 1,800
$47.0675 	   100
$47.0700 	20,980
$47.0750 	   500
$47.0800 	 8,120
$47.0850 	   300
$47.0900 	   200

On May 28, 2008, RSL sold 63,033 shares of Class A Common
Stock at an average sale price of $46.9676. The information regarding the shares sold that day at each price appears in the two columns below:

$46.8500	11,333
$46.8600	 1,200
$46.8700	   300
$46.9000	   200
$46.9100	 1,200
$46.9300	 1,285
$46.9400	    15
$47.0000	41,190
$47.0050	   300
$47.0100	 4,804
$47.0200	   700
$47.0300	   206
$47.0500	   300